Exhibit 23



            Consent of Independent Registered Public Accounting Firm


We consent to the incorporation by reference in the following Registration
Statements:

(1)      Registration Statements (Form S-3 Nos. 333-07415, 333-68935, 333-84819,
         333-86805, 333-92815, 333-106090, 333-112549, and 333-113384) of BNP
         Residential Properties, Inc.,
(2) Amendment No. 1 to the Registration Statement (Form S-3 No. 333-113384) of BNP Residential Properties, Inc., and
(3) Registration Statement (Form S-8 No. 333-119623) pertaining to the 1994 Stock Option and Incentive Plan of BNP Residential Properties, Inc.;

of our report dated March 2, 2005, with respect to the consolidated financial statements and schedule of BNP Residential Properties, Inc., of our report dated March 2, 2005, with respect to BNP Residential Properties, Inc. management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of BNP Residential Properties, Inc., and our reports dated October 23, 2004 on the Statement of Revenues and Certain Operating Expenses for Carriage Club Apartments; dated October 23, 2004 on the Statement of Revenues and Certain Operating Expenses for Oakwood Raleigh Apartments; dated December 10, 2004 on the Statement of Revenues and Certain Operating Expenses for Fairington Apartments; dated February 23, 2005 on the Statements of Revenues and Certain Operating Expenses for Savannah Shores Apartments, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.


                                                     /s/ Ernst & Young LLP

Greenville, South Carolina
March 2, 2005




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